UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2006 (July 13, 2006)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 13, 2006, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired an eight-story office building, containing approximately 226,338 rentable square feet, with a three-story parking garage located on approximately 12.6 acres of land in Middleton, Massachusetts (“Ferncroft Corporate Center”) through Behringer Harvard Ferncroft, LLC, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership. The Purchase and Sale Agreement for Ferncroft Corporate Center has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

The total contract purchase price for Ferncroft Corporate Center, exclusive of closing costs and initial escrows, was $27,000,000 and was paid entirely through the use of proceeds of our offering of common stock to the public.

The purchase price for the transaction was determined through negotiations between Middleton Investors, LLC (the “Seller”) and Behringer Harvard Opportunity Advisors I LP, our advisor, and its affiliates. Neither we nor our advisor is affiliated with the Seller. In evaluating Ferncroft Corporate Center as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Ferncroft Corporate Center’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that Ferncroft Corporate Center is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and adequately insured and has been professionally managed.

Ferncroft Corporate Center was originally constructed in 1990. Ferncroft Corporate Center is approximately 82% leased to the following tenants: Verizon Information Services, Inc. (“Verizon”) and SAS Institute, Inc. (“SAS Institute”).

Verizon, a telecommunications service provider, leases 128,700 square feet of Ferncroft Corporate Center for an annual rent of $1,287,000 under a lease that expires in November 2009 with two five-year renewal options available.

SAS Institute, a privately-held software company, leases 55,837 square feet of Ferncroft Corporate Center for an annual rent of $1,074,862 under a lease that expires in August 2010 with one three-year renewal option available.

HPT Management Services LP (the “Ferncroft Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ferncroft Corporate Center. Among other things, the Ferncroft Property Manager has the authority to negotiate and enter into leases of Ferncroft Corporate Center on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Ferncroft Property Manager has subcontracted certain of its on-site management and leasing services to CB Richard Ellis, Inc.

As compensation for its services, the Ferncroft Property Manager or its affiliates is entitled to reimbursement for its out-of-pocket costs and on-site personnel costs and the following compensation:

1.                                       A property management fee equal to 4.5% of the monthly gross revenues from Ferncroft Corporate Center; and

2.                                       A monthly asset management fee of one-twelfth of 0.75% of our aggregate asset value.

Item 7.01                                             Regulation FD Disclosure.

On July 18, 2006, we announced our acquisition of Ferncroft Corporate Center with a press release. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 disclosure by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before September 28, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)          Pro Forma Financial Information.

See Paragraph (a) above.

(c)          Shell Company Transactions.

Not applicable.

(d)          Exhibits.

10.1	Purchase and Sale Agreement by and between Middleton Investors, LLC and Harvard Property Trust, LLC

99.1	Press Release of Behringer Harvard Opportunity REIT I, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: July 19, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer